UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2004

DWANGO NORTH AMERICA CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-69006	84-1407365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W Mercer St., Suite 501 Seattle, Washington	98119
(Address of Principal Executive Offices)	(Zip Code)

(206) 286-1440

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

On July 2, 2004, Dwango North America Corp. (the “Company”) completed a private placement with Alexandra Global Master Fund Ltd. (the “Fund”) of Series A Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock”), and warrants (the “July 2004 Financing”). The placement was pursuant to a Subscription Agreement, dated July 2, 2004, between the Company and the Fund (the “Subscription Agreement”). The gross proceeds of this transaction were $500,000 and are intended to be used for working capital and general corporate purposes.

Pursuant to the July 2004 Financing, the Company issued 500 shares of Preferred Stock, convertible into an aggregate of 416,667 shares of Common Stock of the Company, par value $.001 (the “Common Stock”), and warrants to purchase an aggregate of 416,667 shares of Common Stock at $1.20 per share, which expire in four years (the “July 2004 Warrant”). This is in addition to the June 2004 financing in which the Company sold to the Fund, for $250,000, an aggregate of 250 shares of Preferred Stock and warrants to purchase 208,333 shares.

Each holder of Preferred Stock, which has a stated value of $1,000 each, is entitled to receive cumulative dividends at a rate of twelve percent (12%) per annum out of legally available funds. Dividends are paid when, and if, declared by the Board of Directors of the Company. The Company has the option of allowing the dividend payments to accrue and be paid at redemption. The dividend and liquidation rights of the Preferred Stock are senior to those of the Common Stock. The Preferred Stock does not carry voting rights. The Preferred Stock is required to be redeemed at its stated value plus any accrued and unpaid dividends three years from the closing date, which date may be accelerated by either the Company or the Fund in certain circumstances. The Preferred Stock is subject to redemption at the option of the Fund in certain events including, without limitation, the occurrence of a financing in which the Company receives cumulative gross proceeds of $3 million or greater. In each case, redemption is subject to the limitations of state law. The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act of 1933.

Both the Preferred Stock and the July 2004 Warrant contain anti-dilution protection in certain events. In addition, both instruments provide that the number of shares of Common Stock that may be acquired at any time by the Fund under either such instrument shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by the Fund, would result in beneficial ownership by the Fund of more than 9.9% of the shares of Common Stock for the purposes of Section 13(d) or Section 16 under the Securities Exchange Act of 1934.

For more detailed information, reference is made to the Certificate of Designations of the Preferred Stock, the Subscription Agreement and the July 2004 Warrant for all the terms and provisions thereof, which are included herewith as Exhibits 3.1, 4.1 and 4.2, respectively, and incorporated herein by reference.

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of the Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004).

4.1	Subscription Agreement.

4.2	July 2004 Warrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2004

DWANGO NORTH AMERICA CORP.

By:	/s/ Rick J. Hennessey
Rick J. Hennessey
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations of the Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (Date of Report: June 14, 2004) filed with the Securities and Exchange Commission on June 21, 2004).

4.1	Subscription Agreement.

4.2	July 2004 Warrant.

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